As submitted to the Securities and Exchange Commission on August 14, 1998
                                              Registration No. 333-
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   ----------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                   ----------

                          Thomas & Betts Corporation
            (Exact name of Registrant as specified in its charter)

            Tennessee                                      22-1326940
    (State or jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                       Identification No.)

                              8155 T&B Boulevard
                           Memphis, Tennessee 38125
                                (901) 252-8000
   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                            JERRY KRONENBERG, ESQ.
                 Vice President, General Counsel and Secretary
                          Thomas & Betts Corporation
                              8155 T&B Boulevard
                           Memphis, Tennessee 38215
                                (901) 252-8000
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ----------

                                  Copies to:
                           SARAH JONES BESHAR, ESQ.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017
                                (212) 450-4000

                                  ----------

               Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

               If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

               If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

               If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================================================
                                       CALCULATION OF REGISTRATION FEE
                                                           Proposed
                                                           Maximum            Proposed
                                          Amount           Offering           Maximum             Amount of
     Title of Each Class of                to be            Price        Aggregate Offering      Registration
   Securities to be Registered         Registered(1)       Per Unit           Price(2)               Fee
---------------------------------------------------------------------------------------------------------------
Debt Securities
Common Stock and Rights(2)
Preferred Stock                       $600,000,000(3)        100%           $600,000,000           $177,000
===============================================================================================================

(1) Estimated solely for purposes of determining the registration fee.

(2) The Preferred Stock Purchase Rights currently trade with the Registrant's Common Stock.

(3) Such indeterminate amount of Debt Securities or such indeterminate number of shares of Preferred Stock or Common Stock as may, from time to time, be issued at indeterminate prices, the combined total of one or all of such offerings not to exceed $600,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
================================================================================

                               EXPLANATORY NOTE

               This Registration Statement contains two forms of prospectus: each, as supplemented, to be used in connection with offerings of (1) debt securities; or (2) common stock and preferred stock, respectively. No prospectus will be used to consummate sales of securities unless accompanied by a prospectus supplement applicable to the securities offered thereby.


                                                                    PROSPECTUS

[T&B Logo]
Thomas & Betts Corporation



         By this Prospectus, we may offer up to
         $600,000,000 DEBT SECURITIES
         from time to time.


                We will provide the specific terms of each series or issue of the Debt Securities in supplement to this prospectus, including the aggregate principal amount, denomination, purchase price, currency, rate and time of payment of interest, any other terms of a specific series of Debt Securities, net proceeds we receive and the plan of distribution. You should read this prospectus and the supplements carefully before you invest.


      The Debt Securities have not been approved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


This Prospectus is dated August __, 1998.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             AVAILABLE INFORMATION

               Thomas & Betts Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

               1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 filed March 19, 1998.

               2. The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended April 5, 1998, filed May 20, 1998.

               3. The Corporation's Current Reports on Form 8-K dated February 5, 1998, February 10, 1998, May 7, 1998 and July 30, 1998 and filed
      February 10, 1998, February 19, 1998, May 7, 1998 and July 30, 1998,
      respectively.

               All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Jerry Kronenberg, Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, Tennessee 38125 or by telephone at (901) 252-8000.


                          THOMAS & BETTS CORPORATION

               The Corporation designs, manufactures and markets, on a global basis, electrical and electronic connectors and components with manufacturing facilities and marketing activities in North America, Europe and the Far East. The Corporation's products are sold worldwide through electrical, electronic and HVAC distributors, mass merchandisers, catalogs and home centers, and directly to original equipment manufacturer ("OEM") markets. The Corporation operates in three business segments - Electrical, OEMs and Communications. Electrical construction and maintenance components are sold primarily in North America, and manufactured and assembled at facilities located in the United States, Puerto Rico, Canada and Mexico. Electronics components are sold in North America, Europe and Asia, and manufactured at facilities in the United States, Europe, Mexico, Japan and Singapore. Other products and components--principally heaters, heating and ventilation systems, components for transmission and distribution of electric power, and transmission poles and towers--are sold primarily in North America and manufactured in the United States, Europe and Mexico.

               Selective acquisitions have been made to broaden the Corporation's business worldwide. The Corporation currently is evaluating several acquisition possibilities, and expects to do so from time to time in the future. The Corporation may finance any such acquisitions which it consummates through the issuance of private or public debt or equity, internally generated funds or a combination of the foregoing. Under certain circumstances, the Corporation may become more leveraged as a result of such acquisitions. The Corporation's goal is to finance or refinance any such acquisitions in a manner that will not result in any negative change in the ratings of its debt securities in the long term. However, no assurance can be given that the Corporation will be able to meet this goal.

               The Corporation was established in 1898 as a sales agency for electrical wires and raceways and was incorporated in New Jersey in 1917 and reincorporated in Tennessee in May 1996. The Corporation's executive offices are located at 8155 T&B Boulevard, Memphis, Tennessee 38215, telephone number
(901) 252-8000.

                                                    RATIO OF EARNINGS TO FIXED CHARGES
                                                               (Unaudited)
                                                                Year Ended                       Six Months Ended
                   --------------------------------------------------------------------------- ---------------------
                    January 2,    January 1,      December 31,     December 29,    December 28,   June 29,    July 5,
                      1994          1995             1995             1996            1997          1997       1998
                   ------------ -------------- ---------------- ---------------- ------------- ----------- ---------

Ratio of Earnings
 to Fixed
 Charges..........   2.9           2.2 (1)          4.2 (2)          2.6 (3)          4.4          4.1          4.7

--------------
(1) Reflects non-recurring pretax charges of $79 million associated with various restructuring activities incurred by the Corporation in the fiscal year ended January 1, 1995. If such charges had not been incurred, the ratio of earnings to fixed charges in such fiscal year would have been 4.1.

(2) Reflects non-recurring pretax charges of $23 million representing restructuring costs and other charges incurred by the Corporation in the fiscal year ended December 31, 1995. If such charges had not been incurred, the ratio of earnings to fixed charges in such fiscal year would have been 4.7.

(3) Reflects non-recurring pretax charges of $97.1 million for merger costs, restructuring costs and other charges in connection with the acquisition of Augat Inc. and initiatives affecting certain other operations of the Corporation incurred in the fiscal year ended December 29, 1996. If such charges had not been incurred, the ratio of earnings to fixed charges in such fiscal year would have been 4.1.

               As a result of an offering of Debt Securities, the Corporation may be more highly leveraged than currently reflected in this table.


                                USE OF PROCEEDS

               Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of any debt securities offered pursuant to this Prospectus and any Prospectus Supplement ("Debt Securities") will be added to the general funds of the Corporation and used for general corporate purposes.


                        DESCRIPTION OF DEBT SECURITIES

               The discussion that follows is a summary and does not purport to be complete. The summary includes descriptions of the material terms of the Indenture (defined herein) and the Debt Securities, the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. For the Debt Securities offered pursuant to this Prospectus and any Prospectus Supplement, this summary will be qualified in its entirety by the detailed information appearing in such Prospectus Supplement, as well as by the form of the Debt Securities of each series offered thereby and the Indenture. This summary makes use of terms defined in and is qualified in its entirety by reference to the Indenture.

               Except as otherwise indicated below or as described in the applicable Prospectus Supplement, the following summary will apply to the Debt Securities and the Indenture. Additional provisions with respect to the Indenture and the Debt Securities relating to any particular offering of Debt Securities will be described in the applicable Prospectus Supplement. To the extent that any provision in any Prospectus Supplement is inconsistent with any provision of this summary, the provision of such Prospectus Supplement will control.

General

               The Debt Securities are to be issued under an Indenture, dated as of August 1, 1998 (the "Indenture"), between the Corporation and The Bank of New York as trustee (the "Trustee"). The Indenture does not limit the aggregate amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder in one or more series.

               The Debt Securities will be unsecured obligations of the Corporation and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Corporation.

               The Indenture does not contain any debt covenants or provisions which would afford the holders of the Debt Securities protection in the event of a highly leveraged transaction.

               Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities for the following terms of such Debt
Securities:

               (1) the title of such Debt Securities and the series in which such Debt Securities will be included;

               (2) the authorized denominations and aggregate principal amount of such Debt Securities;

               (3) whether the Debt Securities are to be issuable in global or certificated form;

               (4) the date or dates on which such Debt Securities will mature;

               (5) the rate or rates (which may be fixed or variable) per annum at which such Debt Securities will bear interest, if any, and if such rate is variable, the manner of calculation thereof and the date from which interest will accrue;

               (6) the place or places where the principal of (and premium, if any) and interest, if any, on such Debt Securities shall be payable;

               (7) the dates on which such interest will be payable and the corresponding record dates;

               (8) any mandatory or optional sinking fund or purchase fund or analogous provisions;

               (9) the terms and conditions upon which such Debt Securities may be redeemed, if any, and any redemption price;

               (10) if other than the principal amount thereof, the portion of the principal amount of such Debt Securities which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section
      5.02 of the Indenture;

               (11) provisions, if any, for the defeasance of such Debt Securities;

               (12) the currency in which payments of principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable;

               (13) whether Additional Amounts are payable with respect to any Debt Securities;

               (14) any additional Events of Default or covenants applicable to such series; and

               (15) any other terms of such series (which terms shall not be inconsistent with the Indenture). (Indenture, Section 3.01)

               If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency unit existing on or about the time a payment is due. (Indenture, Section 3.01)

               Unless otherwise indicated in the Prospectus Supplement relating thereto, all outstanding Debt Securities will be exchangeable and transfers thereof will be registrable, and principal of, premium, if any, and interest, if any, on all Debt Securities will be payable, at the corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286; provided that payment of interest may, at the option of the Corporation, be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States. (Indenture, Sections 3.01, 3.07 and 10.02)

               Unless otherwise indicated in the Prospectus Supplement relating thereto, all Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 and any integral multiples thereof. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indenture, Section 3.05) The Indenture provides that the Debt Securities may be issuable in permanent global form. (Indenture, Section 2.03)

               The Corporation's right and the rights of its creditors, including the Holders of any Debt Securities, to participate in the assets of any subsidiary upon its liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors, except to the extent that the Corporation may itself be a creditor with recognized claims against such subsidiary. The Indenture does not limit the amount of secured or unsecured indebtedness which may be incurred by the Corporation or its subsidiaries.

               Some of the Debt Securities may be issued as discounted Debt Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount.

               Certain federal income tax consequences and special considerations applicable to any such securities will be described in the applicable Prospectus Supplement.

Book-Entry Procedures

               Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities will be subject to the provisions described below. Upon issuance, each series of Debt Securities will be represented by one or more fully registered global certificates. Each global note will be deposited with, or on behalf of, the Depository Trust Company (the "DTC"), and registered in its name or in the name of CEDE & Co. ("Cede"), its nominee. No Holder will be entitled to receive a note in certificated form, except as set forth below.

               DTC has advised the Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

               Holders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Debt
Securities may do so only through DTC Participants. In addition, Holders will receive all distributions of principal and interest from the Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Debt Securities among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Debt Securities. Under the book-entry system, Holders may experience some delay in receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

               Distributions by DTC Participants to Holders will be the responsibility of such DTC Participants and will be made in accordance with customary industry practices. Accordingly, although Holders will not have possession of the Debt Securities, the rules of DTC provide a mechanism by which participants will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Holders, because DTC can only act on behalf of DTC Participants, the ability of Holders to pledge Debt Securities to persons or entities that are not DTC Participants or to otherwise act with respect to such Debt Securities may be limited due to the lack of physical certificates for such Debt Securities.

               None of the Corporation, the Trustee or any other agent of the Corporation or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Debt Securities or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Holder" will be Cede, as nominee of DTC, Holders will not be recognized by the Trustee as Holders, as such term is used in the Indenture, and Holders will be permitted to exercise the rights of Holders only indirectly through DTC and DTC Participants. DTC has advised the Corporation that it will take any action permitted to be taken by a Holder under the Indenture and any Prospectus Supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Debt Securities are credited.

               Same-Day Settlement and Payment. All payments made by the Corporation to the Trustee will be in immediately available funds and will be passed through to DTC in immediately available funds.

               The Debt Securities will trade in DTC's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debt Securities will be required by DTC to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

               Certificated Form. The Debt Securities will be issued in fully registered, certificated form to Holders, or their nominees, rather than to DTC or its nominee, only if DTC advises the Trustee in writing that it is no longer willing, able or eligible to discharge properly its responsibilities as depository with respect to the Debt Securities and the Corporation is unable to locate a qualified successor or if the Corporation, at its option, elects to terminate the book- entry system through DTC. In such event, the Trustee will notify all Holders through DTC Participants of the availability of such certificated Debt Securities. Upon surrender by DTC of the definitive global note representing the series of Debt Securities and receipt of instructions for reregistration, the Trustee will reissue the Debt Securities in certificated form to Holders or their nominees. (Indenture, Section 3.05)

               Debt Securities in certificated form will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Indenture. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required. (Indenture, Section 3.05)

Merger and Consolidation

               The Indenture does not prevent any consolidation or merger of the Corporation with or into any other Person, or successive consolidations or mergers in which the Corporation or its successor or successors may be a party, or any conveyance, transfer or lease of the property of the Corporation as an entirety or substantially as an entirety, to any Person, provided that:

               (i) in case the Corporation shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person, the corporation formed by such consolidation or into which the Corporation is merged or the Person which acquires by conveyance, transfer, or lease the properties and assets of the Corporation, as, or substantially as, an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental thereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any), interest on and any Additional Amounts with respect to all the Debt Securities and the performance of every covenant of the Indenture on the part of the Corporation to be performed or observed;

               (ii) immediately after giving effect to such transaction, no Event of Default, or event which after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

               (iii) the Corporation shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Indenture, Section 8.01)

               Upon compliance with such provisions by a successor corporation or Person, the Corporation would be relieved of its obligations and covenants under the Indenture and the Debt Securities. (Indenture, Section 8.02)

Modification, Amendment and Waiver

               Modifications and amendments of the Indenture may be made by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of each series of Debt Securities to be affected if less than all series are to be affected by such modification; provided, however, that no such modification or amendment may, without the consent of the Holder of each debt security affected thereby:

               (a) change the Stated Maturity of the principal of, or any installment of interest on, any such Debt Security;

               (b) reduce the principal amount of, rate of interest on, or premium payable upon the redemption of, any such Debt Security;

               (c) change any place of payment where, or the currency in which, any Debt Security or the interest or any premium thereon is payable;

               (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

               (e) reduce the percentage in principal amount of outstanding Debt Securities the consent of whose Holders is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Indenture, Section 9.02)

               The Holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of such series waive any past default under the Indenture and its consequences, except a default in the payment of the principal, premium, if any, or interest on any Debt Securities or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Debt Security affected. (Indenture, Section 5.13)

Events of Default

               The following are "Events of Default" under the Indenture with respect to each series of Debt Securities:

               (a) default for more than 30 days in the payment of any interest on any Debt Security of such series;

               (b) default in the payment of principal of, or premium, if any, on, any Debt Security of such series at its Maturity;

               (c) default in the performance, or breach, of any other covenant of the Corporation in the Indenture for more than 60 days after written notice as provided in the Indenture;

               (d) default in the deposit of any sinking fund payment when and as due by the terms of a Debt Security of such series; and

               (e) certain events in bankruptcy, insolvency or reorganization in respect of the Corporation or any other Event of Default applicable to such series. (Indenture, Section 5.01)

               If an Event of Default with respect to all Debt Securities of any series occurs and is continuing, then and in such case (other than an Event of Default related to bankruptcy, insolvency or reorganization in respect of the Corporation, as specified in clause (e) above) the Trustee or the Holders of not less than 50% in aggregate principal amount of the outstanding Debt Securities of such series may, by a notice in writing to the Corporation (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount of all Debt Securities of such series. However, at any time after such a declaration of acceleration with respect to the Debt Securities of such series has been made, but before the Stated Maturity thereof, the Holders of a majority in principal amount of the outstanding Debt Securities of such series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default with respect to the Debt Securities of such series, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture.
(Indenture, Section 5.02) For information as to waiver of defaults, see "Modification, Amendment and Waiver." If an Event of Default related to bankruptcy, insolvency or reorganization in respect of the Corporation, as specified in clause (e) above, occurs, the principal amount of all outstanding Debt Securities of each series will become due and payable without any declaration or other act on the part of the Trustee or the Holders.

               Subject to the duties of the Trustee, if an Event of Default with respect to the Debt Securities of any series occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Debt Securities of such series, unless such Holders offer to the Trustee indemnity satisfactory to it. (Indenture, Sections 6.01 and 6.03) Subject to such provision for indemnity, certain conditions and certain other rights of the Trustee, the Holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Indenture, Section 5.12)

               No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder has previously given to the Trustee written notice of a continuing Event of Default, and unless the Holders of at least 50% in principal amount of the outstanding Debt Securities of such series has made written request to the Trustee, and offered indemnity satisfactory to it, to institute such proceeding as Trustee, the Trustee has not received from the Holders of a majority in principal amount of the outstanding Debt Securities of such series a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days. (Indenture, Section 5.07) However, the Holder of any Debt Security of such series will have an absolute right to receive payment of the principal of (and premium, if any, on) and interest on such Debt Security on or after the respective Stated Maturities expressed in such Debt Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment. (Indenture, Section 5.08)

               The Indenture requires the Corporation to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture. (Indenture, Section 10.05) The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any default (except as to payment of principal or interest with respect to such Debt Securities) if it considers such withholding to be in the interest of the Holders of such Debt Securities. (Indenture, Section 6.02)

Defeasance and Covenant Defeasance

               The Indenture provides, if such provision is made applicable to the Debt Securities of any series, that the Corporation may elect either (a) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to compensate the Trustee, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b)(i) to be released from its obligations with respect to such Debt Securities under Sections 8.01 (consolidation, merger and sale of assets) and 10.05 (certificates of compliance) and (ii) that Section 5.01(c) (as to Sections 8.01 and 10.05, and as to subsections 5.01(e), 5.01(f) and 5.01(g) (if Section 5.01(g) is specified in the Prospectus Supplement), as described in the last clause of the first sentence under "Events of Default" above), shall not be deemed to be events of default under the Indenture with respect to such series ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

               In the case of defeasance, the holders of the Debt Securities are entitled to receive payments in respect of such Debt Securities solely from such trust. Such a trust may only be established if, among other things, the Corporation has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance or covenant defeasance had not occurred. Such Opinion of Counsel, in the case of defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. (Indenture, Article 13)

Governing Law

               The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

               The Corporation from time to time borrows from, and maintains deposit accounts with, the Trustee.

               The Trustee is entitled to receive such compensation as is agreed to by the Corporation and reimbursement for all reasonable expenses and advances, and is indemnified by the Corporation against any and all loss, liability, damage, claim or expenses, except to the extent due to the Trustee's negligence or bad faith. The Trustee shall have a lien prior to the Debt Securities as to all property and funds held by it pursuant to the Indenture for any amount owing it pursuant to the foregoing sentence, other than with respect to funds held in trust for the benefit of the Holders of any particular series of Debt Securities. (Indenture, Section 6.07)


                             PLAN OF DISTRIBUTION

               The Debt Securities may be sold in any of the following ways:
(1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

               The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               In connection with the sale of Debt Securities, underwriters or agents may receive compensation from the Corporation or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the Debt Securities, the Corporation will sell such Debt Securities to the dealer as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at any time of resale.

               Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

               Offers to purchase Debt Securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto, including the terms of any bidding or auction process.

               If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Debt Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

               Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

               Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any series of Debt Securities on a national securities exchange. If the Debt Securities of any series are sold to or through underwriters, the underwriters may make a market in such Debt Securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Debt Securities, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debt Securities of any series.

               Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

               Unless otherwise indicated in the Prospectus Supplement relating to an offering of Debt Securities, the legality of such Debt Securities will be passed upon for the Corporation by Jerry Kronenberg, Vice President, General Counsel and Secretary of the Corporation, and by counsel for any underwriters, dealers and agents.


                                    EXPERTS

               The consolidated financial statements of the Corporation and its consolidated subsidiaries (except the consolidated financial statements of Augat Inc. (a wholly-owned subsidiary of the Corporation since December 11,
1996) and subsidiaries as of December 29, 1996 and for each of the two years in the period ended December 29, 1996) as of December 28, 1997 and for each of the three years in the period ended December 28, 1997, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of the Corporation for year ended December 28, 1997 have been audited by KPMG Peat Marwick LLP as stated in their report, which is incorporated herein by reference. The financial statements of Augat Inc. and subsidiaries as of December 29, 1996 and for each of the two years in the period ended December 29, 1996 (consolidated with those of the Corporation) have been audited by Deloitte & Touche LLP, as stated in their report which is incorporated herein by reference. Such financial statements of the Corporation and its consolidated subsidiaries have been so incorporated in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

=======================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Initial
Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Corporation since the date hereof.

                  -------------

                TABLE OF CONTENTS

                                                  Page
                                                  ----

Available Information................................2
Incorporation of Certain
   Documents by Reference............................2
Thomas & Betts Corporation...........................3
Ratio of Earnings to Fixed Charges...................3
Use of Proceeds......................................4
Description of Debt Securities.......................4
Plan of Distribution................................10
Legal Matters.......................................11
Experts.............................................11

=======================================================

=======================================================

                    $600,000,000

                     [T&B LOGO]

                  Debt Securities


                   --------------
                     PROSPECTUS
                   --------------


                  August __, 1998

=======================================================


                                                                    PROSPECTUS
                                                                    ----------

[T&B Logo]
Thomas & Betts Corporation

         By this Prospectus, we may offer up to
         $600,000,000 from time to time
         Equity Securities in the form of

                PREFERRED STOCK
                COMMON STOCK


                We will provide the specific terms of each series or issue of the Equity Securities in supplement to this prospectus, including terms on number of shares, public offering price, net proceeds we receive, and the plan of distribution. You should read this prospectus and the supplements carefully before you invest.

         The Equity Securities have not been approved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is August __, 1998.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             AVAILABLE INFORMATION

               Thomas & Betts Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Corporation with the Commission can be inspected, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, New York, New York 10048.
Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Such material can also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. and inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, herein referred to as the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission in accordance with the provisions of the Exchange Act are incorporated herein by reference and made a part hereof.

               1. The Corporation's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 filed March 19, 1998.

               2. The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended April 5, 1998, filed May 20, 1998.

               3. The Corporation's Current Reports on Form 8-K dated February 5, 1998, February 10, 1998, May 7, 1998 and July 30, 1998 and filed
      February 10, 1998, February 19, 1998, May 7, 1998 and July 30, 1998,
      respectively.

               4. The Corporation's Registration Statement on Form 8-A dated December 12, 1997, filed December 15, 1997 and the Corporation's Report on Form 8-B dated May 2, 1996 and filed May 2, 1996.

               All documents filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Corporation will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this Prospectus, without exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Jerry Kronenberg, Corporate Secretary, Thomas & Betts Corporation, 8155 T&B Boulevard, Memphis, Tennessee 38125 or by telephone at (901) 252-8000.


                          THOMAS & BETTS CORPORATION

               The Corporation designs, manufactures and markets, on a global basis, electrical and electronic connectors and components with manufacturing facilities and marketing activities in North America, Europe and the Far East. The Corporation's products are sold worldwide through electrical, electronic and HVAC distributors, mass merchandisers, catalogs and home centers, and directly to original equipment manufacturer ("OEM") markets. The Corporation operates in three business segments - Electrical, OEMs and Communications. Electrical construction and maintenance components are sold primarily in North America, and manufactured and assembled at facilities located in the United States, Puerto Rico, Canada and Mexico. Electronics components are sold in North America, Europe and Asia, and manufactured at facilities in the United States, Europe, Mexico, Japan and Singapore. Other products and components--principally heaters, heating and ventilation systems, components for transmission and distribution of electric power, and transmission poles and towers--are sold primarily in North America and manufactured in the United States, Europe and Mexico.

               Selective acquisitions have been made to broaden the Corporation's business worldwide. The Corporation currently is evaluating several acquisition possibilities, and expects to do so from time to time in the future. The Corporation may finance any such acquisitions which it consummates through the issuance of private or public debt or equity, internally generated funds or a combination of the foregoing. Under certain circumstances, the Corporation may become more leveraged as a result of such acquisitions. The Corporation's goal is to finance or refinance any such acquisitions in a manner that will not change the ratings of its debt securities in the long term. However, no assurance can be given that the Corporation will be able to meet this goal.

               The Corporation was established in 1898 as a sales agency for electrical wires and raceways and was incorporated in New Jersey in 1917 and reincorporated in Tennessee in May 1996. The Corporation's executive offices are located at 8155 T&B Boulevard, Memphis, Tennessee 38215, telephone number
(901) 252-8000.


                                USE OF PROCEEDS

               Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the sale of any shares of Common Stock (as defined below) or Preferred Stock (as defined below) (together, the "Equity Securities") offered pursuant to this Prospectus and any Prospectus Supplement will be added to the general funds of the Corporation and used for general corporate purposes.


                         DESCRIPTION OF CAPITAL STOCK

               The authorized capital stock of the Corporation currently consists of 250,000,000 shares of Common Stock, $0.10 par value ("Common Stock"), and 1,000,000 shares of preferred stock, $0.10 par value, issuable in series (the "Preferred Stock"). As of August 12, 1998, there were outstanding 56,730,919 shares of Common Stock. As of August 12, 1998, there were no shares of Preferred Stock outstanding, but 300,000 shares of Preferred Stock have been reserved in connection with the Company's Series A Participating Cumulative Preferred Stock Purchase Rights.

Common Stock

               The following description is a summary of certain provisions of the Common Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Corporation's bylaws and Amended and Restated Charter (the "Charter"). The Prospectus Supplement relating to an offering of Common Stock will describe terms relevant thereto, including the number of shares offered, the initial offering price, market price and dividend information.

               A Holder of Common Stock is entitled to one vote per share for each share held of record on all matters voted on by shareholders, including the election of directors, and is entitled to participate equally in dividends when and as such dividends may be declared by the Board of Directors out of legally available funds. As a Tennessee corporation, the Company is subject to statutory limitation on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of the Corporation, holders of Common Stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of Preferred Stock. The holders of Common Stock have no conversion, redemption, preemptive or cumulative voting rights. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

               The Common Stock of the Corporation is listed on the New York Stock Exchange (symbol "TNB").

               Dividends

               Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor subject to the rights of the holders of any outstanding shares of Preferred Stock. The holders of the Common Stock will share equally, share for share, in such dividends.

               Anti-takeover Provisions

               Under the Tennessee Business Combination Act, an interested shareholder (defined as any shareholder that beneficially owns 10% or more of a class of a corporation's voting stock) is prohibited from engaging in a business combination with the Corporation for a period of five years from the date such shareholder becomes an interested shareholder (the "Acquisition Date"), except if prior to the Acquisition Date, the Corporation's board of directors approves the business combination or the stock purchase that results in the shareholder becoming an interested shareholder. After expiration of the five year period, the Corporation and the interested shareholder could merge but only if the merger is approved by two-thirds of the Corporation's disinterested shares or certain fair price standards are met.

               The Corporation's Charter and bylaws include provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Corporation. The Charter and bylaws do not permit any of the Corporation's shareholders to call a special meeting, regardless of the percentage of voting stock held by such shareholders. Nor can the Corporation's shareholders call a special meeting by written consent. In addition, shareholders must give notice of their proposed action more than six months in advance of the next annual meeting to preserve their right to do so.

               Transfer Agent and Registrar

               The transfer agent and registrar for Common Stock is First Chicago Trust Company of New York, P.O. Box 2534, Suite 4649, Jersey City, New Jersey 07303-2534.

               Preferred Stock Purchase Rights

               On December 3, 1997, the Board of Directors of the Corporation declared a dividend of one preferred stock purchase right (a "Right") for each outstanding share of Common Stock of the Corporation payable to holders of record as of the close of business on December 15, 1997 (the "Record Date"). Shares of Common Stock issued after the Record Date and prior to the Distribution Date (as defined below) will be issued with a Right attached so that all shares of Common Stock outstanding prior to the Distribution Date will have Rights attached.

               Prior to the Distribution Date, the Rights will be evidenced by the certificates for, and will be transferred with, the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights. After the Distribution Date, the Rights Agent (as defined below) will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock. The Rights are listed on the New York Stock Exchange. The "Distribution Date" means the earlier of (i) the 10th day (or such later day as may be designated by a majority of the Continuing Directors (as defined below)) after the date (the "Stock Acquisition Date") of the first public announcement that a person (an "Acquiring Person") (other than the Corporation or any of its subsidiaries or any employee benefit plan of the Corporation or any such subsidiary) has acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock and (ii) the 10th business day (or such later day as may be designated by a majority of the Continuing Directors) after the date of the commencement of a tender or exchange offer by any person which would, if consummated, result in such person becoming an Acquiring Person.

               Prior to the Distribution Date, the Rights will not be exercisable. After the Distribution Date, each Right will be exercisable to purchase, for $200 (the "Purchase Price"), one two-hundredths of a share of Series A Participating Cumulative Preferred Stock, $0.10 par value per share (the "Series A Preferred Stock"). The terms and conditions of the Rights are set forth in a Rights Agreement dated as of December 3, 1997 between the Corporation and First Chicago Trust Company of New York, as Rights Agent.

               If any person becomes an Acquiring Person, each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of Common Stock having a market value of twice the Purchase Price.

               If, after any person has become an Acquiring Person, (1) the Corporation is involved in a merger or other business combination in which the Corporation is not the surviving corporation or its Common Stock is exchanged for other securities or assets, or (2) the Corporation or one or more of its subsidiaries sells or otherwise transfers assets or earning power aggregating more than 50% of the assets or earning power of the Corporation and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

               At any time after any person has become an Acquiring Person
(but before any such person becomes the beneficial owner of 50% or more of the outstanding shares of Common Stock), a majority of the Continuing Directors may exchange all or part of the Rights (other than Rights beneficially owned by an Acquiring Person and certain affiliated persons) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right.

               The Board of Directors may redeem all of the Rights at a price of $.005 per Right at any time prior to the close of business on the 10th day after the Stock Acquisition Date (or such later date as may be designated by a majority of the Continuing Directors).

               "Continuing Director" means any member of the Board of Directors who was a member of the Board prior to the time an Acquiring Person becomes such or any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Acquiring Person, an affiliate or associate of an Acquiring Person or any representative or nominee of the foregoing.

               The Rights will expire on December 15, 2000, unless earlier exchanged or redeemed.

Preferred Stock

               Under its Charter, the Corporation has authorized the issuance of 300,000 shares of Series A Preferred Stock and has authorized the adoption of resolutions providing for the issuance, in one or more series, of up to 1,000,000 shares of its Preferred Stock, $0.10 par value, with such powers, preferences and relative rights and qualifications, limitations or restrictions thereof as may be adopted by the Board of Directors and permitted by Tennessee law and the Corporation's Charter. On August 12, 1998, there were no shares of Preferred Stock outstanding.

               The description below sets forth certain general terms and provisions of the Preferred Stock covered by this Prospectus. The Prospectus Supplement relating to an offering of Preferred Stock will describe the terms relevant thereto. The following summaries of certain provisions of the Preferred Stock do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Charter and the resolution of the Board of Directors authorizing a particular series of Preferred Stock (the "Series Resolution").

               If so indicated in the Prospectus Supplement, the terms of the Preferred Stock offered thereunder may differ from the terms set forth below, except those terms required by the Charter.

               General

               Under the Charter, each series of Preferred Stock of the Corporation ranks prior to the Common Stock of the Corporation with respect to both dividends and distribution of assets on liquidation, dissolution or winding up. The Preferred Stock will, when issued, be fully paid and non-assessable and the holders thereof will have no preemptive rights.

               Reference is made to the Prospectus Supplement relating to an offering of Preferred Stock for specific terms including:

              (i) The designation of the series of Preferred Stock, which may be by distinguishing number, letter or title;

             (ii) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

            (iii) The dividend rate or rates of such shares, the date at which dividends, if declared, will be payable, and whether or not such dividends are to be cumulative and, if cumulative, the date or dates from which dividends shall be cumulative;

             (iv) The amounts payable on shares of such Preferred Stock in the event of voluntary or involuntary liquidation, dissolution or winding up;

              (v) The redemption rights and price or prices, if any, for the shares of such Preferred Stock;

             (vi) The terms and amount of any sinking fund or analogous fund providing for the purchase or redemption of the shares of such Preferred Stock, if any;

            (vii) The voting rights, if any, granted to the holders of the shares of such Preferred Stock in addition to those required by Tennessee law or the Charter;

           (viii) Whether the shares of Preferred Stock shall be convertible into shares of the Corporation's Common Stock or any other class of the Corporation's capital stock, and if convertible, the conversion price or prices, any adjustment thereof and any other terms and conditions upon which such conversion shall be made;

             (ix) Any other rights, preferences, restrictions, limitations or conditions relating to the shares of Preferred Stock as may be permitted by Tennessee law or the Charter;

              (x) Any listing of such Preferred Stock on any securities exchange; and

             (xi) A discussion of federal income tax considerations applicable to such Preferred Stock.

               The Charter provides that, subject to any limitations contained in any outstanding Preferred Stock, the Corporation may issue additional series of Preferred Stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions thereof, as the Board of Directors shall determine, all without further action of the shareholders, including holders of then outstanding Preferred Stock of the Corporation, if any.

               Restrictions

               If any shares of Series A Preferred Stock are issued by the Corporation, then for so long as such shares are outstanding, the Corporation cannot (1) declare or pay a dividend upon, or make a distribution upon, the Corporation's Common Stock (other than a dividend or distribution payable in shares of such Common Stock); (2) purchase or redeem shares of Common Stock without consent of a certain number of holders of the outstanding shares of Series A Preferred Stock established by the Board of Directors when authorizing the issuance of such outstanding Preferred Stock; or (3) pay any money into, or make any money available for, a sinking fund for the purchase or redemption of any Common Stock, unless in each instance all dividends on all outstanding shares of Series A Preferred Stock for all past dividend periods shall have been paid, all dividends for the current dividend period shall have been declared or paid and sufficient funds for the payment thereof set apart and any arrears in the mandatory redemption of the Series A Preferred Stock shall have been made good.

               Voting Rights

               Holders of the Preferred Stock will have no right to vote for the election of directors of the Corporation or on any other matter unless a vote of such class is required by Tennessee law, the Charter or the Series Resolution.


                             PLAN OF DISTRIBUTION

               The Equity Securities may be sold in any of the following ways:
(1) through underwriters or dealers; (2) through agents; or (3) directly to one or more purchasers (through a specific bidding or auction process or otherwise).

               The distribution of the Equity Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

               In connection with the sale of Equity Securities, underwriters or agents may receive compensation from the Corporation or from purchasers of Equity Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Equity Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. If a dealer is utilized to sell the Equity Securities, the Corporation will sell such Equity Securities to the dealer as principal. The dealer may then resell such Equity Securities to the public at varying prices to be determined by such dealer at any time of resale.

               Underwriters, dealers and agents that participate in the distribution of Equity Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Corporation and any profit on the resale of Equity Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received from the Corporation will be described, in the applicable Prospectus Supplement.

               Offers to purchase Equity Securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto, including the terms of any bidding or auction process.

               If so indicated in the Prospectus Supplement, the Corporation will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Equity Securities from the Corporation at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for the solicitation of such contracts.

               Under agreements which may be entered into by the Corporation, underwriters, dealers and agents who participate in the distribution of Equity Securities may be entitled to indemnification by the Corporation against certain liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

               Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation does not intend to apply for the listing of any series of Preferred Stock on a national securities exchange. If the Preferred Stock is sold to or through underwriters, the underwriters may make a market in such stock, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such stock, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Stock.

               Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with, and perform services for, the Corporation in the ordinary course of business.


                                 LEGAL MATTERS

               Unless otherwise indicated in the Prospectus Supplement relating to an offering of Equity Securities, the legality of such Equity Securities will be passed upon for the Corporation by Jerry Kronenberg, Vice President, General Counsel and Secretary of the Corporation, and by counsel for any underwriters, dealers and agents.


                                    EXPERTS

               The consolidated financial statements of the Corporation and its consolidated subsidiaries (except the consolidated financial statements of Augat Inc. (a wholly-owned subsidiary of the Corporation since December 11,
1996) and subsidiaries as of December 29, 1996 and for each of the two years in the period ended December 29, 1996) as of December 28, 1997 and for each of the three years in the period ended December 28, 1997, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of the Corporation for year ended December 28, 1997 have been audited by KPMG Peat Marwick LLP as stated in their report, which is incorporated herein by reference. The financial statements of Augat Inc. and subsidiaries as of December 29, 1996 and for each of the two years in the period ended December 29, 1996 (consolidated with those of the Corporation) have been audited by Deloitte & Touche LLP, as stated in their report which is incorporated herein by reference. Such financial statements of the Corporation and its consolidated subsidiaries have been so incorporated in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.


=======================================================

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Corporation or the Initial
Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Securities in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Corporation since the date hereof.

                  -------------

                TABLE OF CONTENTS

                                                  Page
                                                  ----

Available Information................................2
Incorporation of Certain
   Documents by Reference............................2
Thomas & Betts Corporation...........................3
Use of Proceeds......................................3
Description of Capital Stock.........................3
Plan of Distribution.................................7
Legal Matters........................................8
Experts..............................................8

=======================================================

=======================================================

                    $600,000,000

                     [T&B LOGO]

                    Common Stock
                  Preferred Stock


                   --------------
                     PROSPECTUS
                   --------------


                  August __, 1998

=======================================================


                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

               The following are the estimated expenses of the issuance and distribution of the securities (other than underwriting discounts and commissions) being registered, all of which will be paid by the Registrant:

    Registration Fee                              $177,000
    Printing and Engraving                          25,000
    Fees of Transfer Agent and Registrar            10,000
    Attorneys' Fees and Expenses                   300,000
    Trustees' Fees                                  10,000
    Accounting Fees and Expenses                    50,000
    Blue Sky Fees and Expenses                       1,000
    Rating Agency Fees                              30,000
    New York Stock Exchange Listing Fee              1,500
    Miscellaneous                                    1,000
                                                  --------
    Total                                         $605,500
                                                  ========


Item 15.  Indemnification of Directors and Officers

               In accordance with Section 48-12-102 of the Tennessee Code Annotated, which permits a Tennessee corporation to include provisions in its charter limiting the liability of officers and directors, Article VIII of the Corporation's Amended and Restated Charter provides:

      No person who is or was a director of the corporation, or such person's heirs, executors or administrators, shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of any such party (i) for any breach of a director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, or (iii) for unlawful distributions under the Tennessee Business Corporation Act. Any repeal or modification of the provisions of this Article VIII, directly or by the adoption of an inconsistent provisions of this Charter, shall not adversely affect any right or protection in favor of a particular individual at the time of such repeal or modification.

               Sections 48-18-501 through 48-18-509 of the Tennessee Code Annotated confer broad powers upon corporations incorporated in Tennessee with respect to indemnification of any person against liabilities incurred by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another enterprise, or the legal representative of any such director, officer, trustee employee or agent. The provisions of Sections 48-18-501 through 48-18-509 are not exclusive of any other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise. Section 48-18-509 also provides that powers granted pursuant to Sections 48-18-501 through 48-18-509 may be exercised by the corporation notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

Article 5 of the Corporation's bylaws provides:

      Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the Tennessee Business Corporation Act, as the same exists or may hereafter by amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director of officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify and such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Tennessee Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

      Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense
      of prosecuting such claim.   It shall be a defense to any such action
      (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 3. Non-Exclusive of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Charter, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this
      Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Tennessee Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

      Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Tennessee Business Corporation Act.

               The Corporation has a liability insurance policy in effect, which covers certain claims against any officer or director of the Corporation by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 16.  Exhibits

Exhibit
Number                      Description of Exhibits
-------                     -----------------------

1(a)    Form of Underwriting Agreement relating to Debt Securities.

1(b)    Form of Underwriting Agreement relating to Preferred Stock.

1(c)    Form of Underwriting Agreement relating to Common Stock.

4(a) Form of Indenture between the Registrant and The Bank of New York, as Trustee.

4(b)    Form of Debt Security (included in Exhibit 4(a)).

4(c)    Amended and Restated Charter of Registrant.

4(d) Description of relevant portions of the Registrant's Amended and Restated Charter defining rights of holders of Common Stock (incorporated by reference to the Registrant's Report on form 8-B dated May 2, 1996); Description of the terms and conditions of the Series A Participating Cumulative Preferred Stock Purchase Rights set forth in a Rights Agreement dated as of December 3, 1997 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A dated December 12, 1997).

5 Opinion of Jerry Kronenberg, Vice President, General Counsel and Secretary of Thomas & Betts Corporation, relating to Debt Securities, Common Stock and Preferred Stock.

12      Computation of Ratio of Earnings to Fixed Charges.

23(a)   Consent of Jerry Kronenberg (included in Exhibit 5).

23(b)   Consent of KPMG Peat Marwick LLP, independent public accountants.

23(c)   Consent of Deloitte & Touche LLP, independent public accountants.

24      Powers of Attorney.

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York.


Item 17.  Undertakings

               The undersigned Registrant hereby undertakes:

              (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by section 10(a)(3) of the
                  Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under section 305(b)(c) of the Trust Indenture Act of 1939.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 13th day of August 1998.


                                      THOMAS & BETTS CORPORATION
                                      (Registrant)



                                      By: /s/ Fred R. Jones
                                          ------------------------------------
                                          Fred R. Jones
                                          Vice President-Finance and Treasurer



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


         Signature                      Title                       Date
         ---------                      -----                       ----

   /s/ Clyde R. Moore*       President, Chief Executive
--------------------------   Officer, (Principal Executive
      Clyde R. Moore         Officer) and Director

    /s/ Fred R. Jones        Vice President - Finance and       August 13, 1998
--------------------------   Treasurer (Principal Financial
      Fred R. Jones          Officer and Principal Accounting
                             Officer)

  /s/ Jerry Kronenberg       Vice President - General Counsel   August 13, 1998
--------------------------   and Secretary
     Jerry Kronenberg

   /s/ Ernest H. Drew*       Director
--------------------------
      Ernest H. Drew

  /s/ T. Kevin Dunnigan*     Chairman and Director
--------------------------
    T. Kevin Dunnigan

/s/ Jeananne K. Hauswald*    Director
--------------------------
   Jeananne K. Hauswald

   /s/ Thomas W. Jones*      Director
--------------------------
     Thomas W. Jones

/s/ Ronald L. Kalich Sr.*    Director
--------------------------
   Ronald L. Kalich Sr.

  /s/ Robert A. Kenkel*      Director
--------------------------
     Robert A. Kenkel

/s/ Kenneth R. Masterson*    Director
--------------------------
   Kenneth R. Masterson

 /s/ Thomas C. McDermott*    Director
--------------------------
   Thomas C. McDermott

  /s/ Jean-Paul Richard*     Director
--------------------------
    Jean-Paul Richard

--------------------------   Director
      Jerre L. Stead

 /s/ William H. Waltrip*     Director
--------------------------
    William H. Waltrip

By:  /s/ Jerry Kronenberg                                       August 13, 1998
     ---------------------
     Jerry Kronenberg
As attorney-in-fact for the
above-named officers and
directors pursuant to powers
of attorney duly executed by
such persons


                                 EXHIBIT INDEX



Exhibits                     Exhibit Description
--------                     -------------------

1(a)       Form of Underwriting Agreement relating to Debt Securities.

1(b)       Form of Underwriting Agreement relating to Preferred Stock.

1(c)       Form of Underwriting Agreement relating to Common Stock.

4(a) Form of Indenture between the Registrant and The Bank of New York, as Trustee.

4(b)       Form of Debt Security (included in Exhibit 4(a)).

4(c)       Amended and Restated Charter of Registrant.

4(d) Description of relevant portions of the Registrant's Amended and Restated Charter defining rights of holders of Common Stock (incorporated by reference to the Registrant's Report on form 8B dated May 2, 1996); Description of the terms and conditions of the Series A Participating Cumulative Preferred Stock Purchase Rights set forth in a Rights Agreement dated as of December 3, 1997 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to the Registrant's Registration Statement on Form 8-A dated December 12, 1997).

5 Opinion of Jerry Kronenberg, Vice President, General Counsel and Secretary of Thomas & Betts Corporation, relating to Debt Securities, Common Stock and Preferred Stock.

12         Computation of Ratio of Earnings to Fixed Charges.

23(a)      Consent of Jerry Kronenberg (included in Exhibit 5).

23(b)      Consent of KPMG Peat Marwick LLP, independent public accountants.

23(c)      Consent of Deloitte & Touche LLP,  independent public accountants.

24         Powers of Attorney.

25 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York.